EXHIBIT 99.1

                                     [LOGO]

                                STOCK ORDER FORM


DEADLINE
--------                                                                        ----------------------------------------------------
                                                                                Total
This order form, properly executed and with the full payment must               Number of           Purchase               Total
and will be deemed received upon the date and the time of delivery             Shares              Price                  Amount
of the form to one of our offices.  Please submit your order units
the enclosed postage-paid envelope or hand-delivering the order                                   X $10.00        =        $
for to any office of First Federal Savings and Loan delivering the order        ----------------    ------                 ---------
form to any office of fice of Workingmens Savings Bank, FSB.                    ----------------------------------------------------

NUMBER OF SHARES
----------------

Fill in the number of shares you wish to purchase and the total                 ----------------------------------------------------
amount due.  No fractional shares will be issued.  The minimum
order is 25 shares.  With the exception of the ESOP, no person (or)             [   ]   Enclosed is a check or money order payable
persons who have subscription rights through a single account)                          to WSB Holding Company, Inc. for $         .
may purchase in the Offerings more than 10,000 shares of                                                                  ---------
Common Stock and no person (or persons who have subscription
rights through a single account), together with associates of                   [   ]   I authorize withdrawal from the following
persons acting in concert with such person, may purchase in the                         Workingmens Savings Bank, FSB accounts(s):
aggregate more than 10,000 shares of Common Stock.  See the
Prospectus for a description of purchase limitations, including how                     Account Numbers(s)               Amount
to determine whether your purchases will be aggregated with any
associates or persons acting in concert.                                                                                 $
                                                                                        ---------------------------       ----------
METHOD OF PAYMENT                                                                                                        $
                                                                                        ---------------------------       ----------
Check the appropriate box(es).  You may pay by cash, check, or                                                           $
money order.  If paying by check or money order, please make it                         ---------------------------       ----------
payable to WSB Holding Company. If paying by cash, please                               Total Withdrawal                 $
hand-deliver your order form.  Your funds will earn interest at the                                                       ----------
the interest rate paid on passbook savings accounts from the date                  No penalty for early withdrawal.
of receipt until the offering is completed.  You may also wish to pay
by authorizing withdrawal from your Workingmens Savings Bank,                   ----------------------------------------------------
FSB savings or certificate account(s).  If paying by withdrawal, please list the appropriate account number(s); these designated funds will continue to earn interest at the contractual rate, but
cannot be withdrawn by you.                                                     ----------------------------------------------------

STOCK REGISTRATION                                                              ----------------------------------------------------
                                                                                Name(s) in which stock is to be registered.
Print the name(s) in which you want the stock registered.  If you are a voting member, to protect your priority over other purchasers
as described in the Prospectus, you must take ownership in at least             ----------------------------------------------------
one of the account holders' names.                                              Name(s) in which stock is to be registered.

Enter the Social Security Number (or Tax I.D. Number) of a
registered owner.  Only one number is required.                                 ----------------------------------------------------
                                                                                Address
Indicate the manner in which you wish to take ownership by
checking the appropriate box.  If necessary, check "Other" and
note ownership such as corporation, estate or trust.  If stock is               ----------------------------------------------------
purchased for a trust, the date of the trust agreement and trust title          City                              County
must be included.  See the reverse side of this for registration guidelines.
                                                                                ----------------------------------------------------
                                                                                State                             Zip Code


                                                                                ----------------------------------------------------
                                                                                Social Security # or Tax ID #


                                                                                [  ] Individual              [ ]Joint Tenants
                                                                                [  ] Tenants in Common
                                                                                [  ] Uniform Transfer to Minors
                                                                                [  ] Other
                                                                                           -----------------------------------------

                                                                                ----------------------------------------------------

                               WSB Holding Company

                        GUIDELINES FOR REGISTERING STOCK

            For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your WSB Holding Company stock certificate(s). If you have any questions, please consult your legal advisor.
            Stock ownership must be registered in one of the following manners:

--------------------------------------------------------------------------------

INDIVIDUAL      Avoid the use of two  initials.  Include  the first  given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc.

--------------------------------------------------------------------------------

JOINT Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and," do not connect with "or". Omit titles such as "Mrs.," "Dr.," etc. JOINT TENANTS Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). TENANTS IN COMMON Tenants in common may be specified to identify two or more owners. When stock is held in a tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

UNIFORM Stock may be held in the name of a custodian for a minor under the Uniform Gifts to Minors laws of the individual states. TRANSFER There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian TO MINORS is "CUST," while the description "Uniform Gifts to Minors Act" is abbreviated "UNIF GIFT MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Delaware Uniform Gifts to Minors Act will be abbreviated.

                         JOHN P. JONES CUST SUSAN A. JONES
                         UNIF GIFT MIN ACT

FIDUCIARIES Stock held in a fiduciary capacity must contain the following:
               1.         The name(s) of the fiduciary --
                          *  If an individual, list the first given name, middle initial, and last name.
                          *  If a corporation, list the corporate title.
                          *  If an individual and a corporation, list the corporation's title before the initial.
               2.         The fiduciary capacity --
                          *  Administrator
                          *  Conservator
                          *  Committee
                          *  Executor
                          *  Trustee
                          *  Personal Representative
                          *  Custodian
               3.         The  type  of   document   governing   the   fiduciary
                          relationship. Generally, such relationships are either
                          under a form of living trust  agreement or pursuant to
                          a court  order.  Without  a  document  establishing  a
                          fiduciary   relationship,   your   stock  may  not  be
                          registered in a fiduciary capacity.
               4.         The date of document governing the relationship.  The
                          date  of  the  document  need  not  be  used  in  the
                          description of a trust created by a will.
               5.         Either of the following:
                             The name of the maker, donor or testator
                                            or
                             The name of the beneficiary
                             Example of Fiduciary Ownership:
                             JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                             UNDER AGREEMENT DATED ___/___/97

NASD AFFILIATIONS
-----------------

Please refer to the National Association of Securities Dealers, Inc., ("NASD") affiliation section and check the box, if applicable. The NASD Interpretation With Respect to Free-Riding and Withholding (the "Interpretation") restricts the sale of a "hot issue" (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee, or agent of a NASD member) and certain members of their families. Such persons are requested to indicate that they will comply with certain conditions required for an exemption from the restrictions.

[ ] Check here and initial below if you are a member of the NASD or a person associated with an NASD member or a partner with a securities brokerage firm or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which a NASD member or a person associated with a NASD member has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (ii) to report this stock purchase in writing to the applicable NASD member I am associated with within one day of the payment for the stock. (Initials)
                          --------------

TELEPHONE INFORMATION
---------------------

Please enter both a daytime and an evening telephone number where you may be reached in the event we cannot execute your order as given. Please include your area code.

Daytime Phone (     )
                     ----------------------------
Evening Phone (     )
                     ----------------------------

                                 ACKNOWLEDGMENT
                                 --------------

Sign and date the order form. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds. Your order will be filled according to the provisions of the Plan of Conversion as described in the Prospectus.

I (WE) ACKNOWLEDGE THAT THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT FEDERALLY INSURED AND IS NOT GUARANTEED BY WORKINGMENS FEDERAL SAVINGS BANK, FSB OR THE FEDERAL GOVERNMENT.

I (we) further certify that I (we) received a Prospectus prior to purchasing the Common Stock of WSB Holding Company and acknowledge the terms and conditions described therein. The Prospectus that I (we) received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment. These include, among others, (i) lack of active market for common stock; (ii) decreased return on equity and increased expenses immediately after conversion; (iii) potential impact of changes in interest rates and the current interest rate environment; (iv) anti-takeover provisions and statutory provisions that could discourage hostile acquisitions of control;
(v) possible voting control by directors and officers; (vi) possible dilutive effect of RSP and stock options; (vii) financial institution regulation and future of the thrift industry, and (viii) restrictions on repurchases of shares.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I (we) should call the Office of Thrift Supervision Regional Director for the Northeast Region, at (201) 413-7543.

I (we) understand that, after receipt by WSB Holding Company this order may not be modified or withdrawn without the consent of WSB Holding Company or Workingmens Savings Bank, FSB. Further, I (we) certify that my (our) purchase does not conflict with the purchase limitations in the Plan of Conversion and that the shares being purchased are for my (our) account only and that there is no present agreement or understanding regarding any subsequent sale or transfer of such shares. Under penalties of perjury, I (we) certify that: (1) the Social Security Number or Tax Identification Number given above is correct; and (2) I
(we) am (are) not subject to backup withholding. Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to withholding because of under-reporting interest or dividends on your tax return.

--------------------------------------------------------------------------------
Signature                                               Date

--------------------------------------------------------------------------------
Additional Signature (if required)                      Date


                     THIS ORDER NOT VALIDATED UNLESS SIGNED

           FOR ASSISTANCE, PLEASE CALL OUR STOCK INFORMATION CENTER AT
                (412) __________ (WORKINGMENS SAVINGS BANK, FSB)
               FROM 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY